26





      As filed with the Securities and Exchange Commission on
                                        November 4, 1998
                                        Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                       ---------------------------
                                 FORM S-3
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                       ---------------------------

                       ACCENT COLOR SCIENCES, INC.
        (Exact Name of Registrant as Specified in its Charter)
                       ---------------------------
    CONNECTICUT                             06-1380314
    (State or other Jurisdiction of         (I.R.S. Employer
    Incorporation or Organization)          Identification Number)

                        800 Connecticut Boulevard
                    East Hartford, Connecticut, 06108
                             (860) 610-4000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
                       ---------------------------

                           Charles E. Buchheit
                  President and Chief Executive Officer
                       Accent Color Sciences, Inc.
                        800 Connecticut Boulevard
                    East Hartford, Connecticut 06108
                             (860) 610-4000

(Name, Address, including Zip Code, and Telephone Number, including Area C ode, of Agent for Service)
                       ---------------------------
                                 Copy to:

                         Willard F. Pinney, Jr.
                 Murtha, Cullina, Richter and Pinney LLP
                               Cityplace I
                      185 Asylum Street, 29th Floor
                     Hartford, Connecticut 06103-3469
                              (860) 240-6000
                       ---------------------------
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                     CALCULATION OF REGISTRATION FEE


Title of each                  Proposed         Proposed
class of       Amount          maximum          maximum         Amount of
securities to  to be           offering price   aggregate       registration
be registered  registered      per unit  (1)    offering price  fee

Common Stock
no par value  511,250 shares(2)  $ 1.00       $ 511,250         $ 150.82


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low sale prices reported on the Nasdaq National Market Automated Quotation System on October 30, 1998.

(2) Pursuant to Rule 416, the number of shares of Common Stock to be registered hereunder also includes an indeterminate number of shares which may become issuable upon the exercise of the warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                          Prospectus
                        511,250 shares

                  Accent Color Sciences, Inc.
                         Common Stock

  ---------------------------------------------------------

The shareholders of Accent Color Sciences, Inc. named in this Prospectus are offering and selling up to 511,250 shares of Common Stock, no par value, under this Prospectus. These shares are issuable upon the exercise of 511,250 Common Stock Warrants held by the selling shareholders.

Of the total Warrants, 500,000 were issued to International Business Machines Corporation on July 21, 1998 pursuant to a Loan Agreement between Accent Color and IBM. The remaining Warrants were issued to various shareholders in connection with other arrangements between the Company and such shareholders.

We anticipate that the selling shareholders will offer shares of Common Stock for public or private sale on the Nasdaq National Market at the prevailing market prices on the date of sale or at privately negotiated prices. The Company will not receive any part of the proceeds from such sales.

                  --------------------------

Our Common Stock is traded on the Nasdaq National Market under the symbol "ACLR." On October 30, 1998, the closing price of our Common Stock was $1.00 per share as reported by the Nasdaq
Automated Quotation System.

                  --------------------------

Any investment in the Common Stock offered under this Prospectus involves a high degree of risk. See "Risk Factors" commencing on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        The date of this Prospectus is _________, 1998.



               WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC's web site at "http://www.sec.gov." In addition, we maintain a web site on the internet at "http://www.accentcolor.com."

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares under this Prospectus:

1.   Annual Report on Form 10-K for the fiscal year ended
     December 31, 1997;

2.   Quarterly Reports on Form 10-Q for the fiscal quarters ended
     March 31, 1998 and June 30, 1998;

3.   Current Reports on Form 8-K dated January 9, 1998 and April
     15, 1998; and

4. Form 8-A which became effective on December 23, 1996 and contains the description of our Common Stock.

You may request a copy of these filings, at no cost, by writing or telephoning our Vice President and Chief Financial Officer at the following address:

     Accent Color Sciences, Inc.
     800 Connecticut Boulevard
     East Hartford, Connecticut 06108
     (860) 610-4000

This Prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders may not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.



                           THE COMPANY

Accent Color Sciences, Inc. designs, manufactures and sells innovative, high-speed, spot color printing systems ("Truecolor Systems") for integration with digital, high-speed, black-on-white printers. Spot color printing involves the use of color to enhance traditional black-on-white documents by accenting critical information, such as a balance due on a billing statement, or by printing graphics, such as a company logo. Truecolor Systems are designed to print spot color in high-speed, high-volume applications at a low incremental cost per page without diminishing the speed or performance of the high-speed, black-on-white host printer or affecting the end user's existing operational methods. They are capable of printing up to 480 pages per minute, simultaneously using up to eight different colors, including custom colors, to print or highlight fixed or variable data.

Truecolor Systems combine our proprietary paper handling technology with patented ink jet technology from Spectra, Inc. Under an agreement with Spectra, we hold an exclusive right to supply products including Spectra printheads, which print color on the black-on-white output from specified high-speed printers from IBM, Groupe SET, Xerox, Oce and certain other manufacturers through the year 2002. We also hold a right to extend the agreement with Spectra for an additional seven years.

We also sell consumables comprised of standard and custom color wax-based inks, as well as spare parts used with Truecolor
Systems. We expect that consumables will generate recurring revenue, which we believe will increase as the installed base and usage of Truecolor Systems increase.

Industries that would benefit from our product offerings include insurance, banking, financial institutions, securities, utilities, telecommunications and retail. Our strategy is to penetrate these industries through agreements with Original
Equipment Manufacturers ("OEM's"), such as IBM.

Accent Color Sciences, Inc. was incorporated under the laws of Connecticut in May 1993. Our principal offices are located at 800 Connecticut Boulevard, East Hartford, Connecticut, 06108 and our telephone number is (860) 610-4000.



                          RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before you invest in our stock, you should be aware of the various risks set forth in the documents incorporated by reference as well as those risks described below. You should carefully consider these risk factors together with all of the other information included in this Prospectus before you decide to purchase shares of our Common Stock.

The risks factors discussed below, as well as the documents incorporated by reference, contain forward-looking statements that involve risks and uncertainties. These statements discuss future revenue and expenditure expectations in addition to anticipated strategies and events. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this Prospectus. These risk factors, among others, could cause our actual results to differ materially from those results discussed in the forward-looking statements.


Immediate and Future Capital Requirements

We have ongoing working capital, capital equipment and operations loss-funding requirements in order to continue to operate and grow. As a result, we have and will likely continue to seek equity or debt financing to fund operating losses, future improvements and expansion of our research and manufacturing capabilities. We can give no assurance that such financing will be available when needed, or that, if available, it will be on satisfactory terms. If we fail to obtain financing, our ability to make continued investments in capital equipment and expansion would be hindered, which could materially adversely affect our financial position and results of operations. Any such equity financing would result in dilution to the then-existing shareholders of Accent Color.


Volatility of Stock Price

Our stock price has been, and in the future is expected to be, volatile. We expect to experience market fluctuation as a result of a number of factors, including, but not limited to, current and anticipated results of operations, our future product offerings or those of our competitors and factors unrelated to our operating performance. The trading price of our Common Stock may also vary as a result of changes in our business, operations, or financial results, the prospects of general market and economic conditions and other factors.


Development Risks

Accent Color is a development stage company. We have products in various stages of development and have recognized minimal revenue from the sale of our products. We have developed and planned to market new products and new applications of technology and, accordingly, are subject to risks associated with such ventures. We have delivered prototype, pre-production, production and an enhanced version of the Truecolor System. You should consider the probability of our success in light of the expenses and delays frequently encountered in connection with the operation of a new business and the development of practical production techniques for new products.

Our first development priority is the enhancement of our present products. Many of these enhancements are contemplated in our contract with IBM, including our plan to devote substantial resources to improve our technology in the areas of printhead width and print resolution. In addition, our customers have requested advanced paper handling functionality, particularly duplex printing (the ability to print on both sides of a page). We can give no assurance, however, that we will be successful in developing enhancements for our products or that these enhancements will prove to be desirable to end users or that we will be able to obtain the necessary components for contemplated product enhancements. If we fail to develop enhancements to our existing products, particularly the enhancements contemplated by our agreement with IBM, market acceptance of our products could be materially adversely affected. As a result, any such failures could have a material adverse effect on our business, financial condition and results of operations. Further, the development of product enhancements could render portions of our inventory obsolete, which could have a material adverse effect on our ability to sell such inventory profitably.


Limited History of Product Manufacturing

To date, we have manufactured only limited quantities of Truecolor Systems. To be profitable, we must manufacture our products in sufficient quantities at acceptable costs. To date, manufacturing costs have exceeded average selling price. Future production in sufficient quantities may pose technical and financial challenges for us. Due to our limited manufacturing history, we can give no assurance that we will be able to make a successful transition to high-volume production. If we are unable to make a successful transition and to manufacture our products at a cost sufficiently below the selling price, our business, financial condition and results of operations could be materially adversely affected.


Limited Operating History; History of Losses; Uncertainty of
Future Financial Results;

Accent Color was formed in May 1993 and is a development stage company with a limited operating history. We have incurred net losses as follows:

Period from inception to December 31, 1993   $      45,000
Year ended December 31, 1994                 $   1,154,000
Year ended December 31, 1995                 $   4,217,000
Year ended December 31, 1996                 $  13,739,000
Year ended December 31, 1997                 $  18,691,000
Six-month period ended June 30, 1998         $   6,030,000

We experienced these losses primarily due to the substantial research and development costs associated with the development of Truecolor Systems, all of which costs were expensed as incurred. From inception through June 30, 1998, we recognized $2,916,000 of revenue from the sale of our products. As a result of the losses incurred, we had an accumulated deficit of $43,875,000 and total shareholders' equity of $5,205,000 as of June 30, 1998. We expect that quarterly net losses will continue through at least the fourth quarter of 1998. We can give no assurance that we will be profitable thereafter or that profitability, if achieved, will be sustained.

To support the anticipated growth of our business, we expect to expand our manufacturing, marketing and sales capabilities, technical and other customer support functions, and research and product development activities. The anticipated increase in our operating expenses caused by any expansion could have a material adverse effect on our operating results if revenue does not increase at an equal or greater rate. Also, our expenses for these and other activities are based in significant part on our expectations regarding future revenue and are fixed to a large extent in the short term. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfalls.


Risk of Delisting from Nasdaq Stock Market

Our stock is currently traded on the Nasdaq National Market. However, as of September 30, 1998, we were not in compliance with the net tangible asset requirement for continued listing on the Nasdaq National Market. We are reviewing various strategies to increase our net tangible assets and restore compliance with this requirement. If our Common Stock cannot remain listed on the Nasdaq National Market, we would seek to have it listed on the Nasdaq Small Capitalization Market, although we give no assurance that this will occur.

If our Common Stock was delisted from trading on the Nasdaq Stock Market ("NASDAQ") altogether, trading, if any, would be conducted in the over-the-counter market. It would be traded in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently an investor will likely find it more difficult to dispose of, or to obtain accurate quotations as to the price of our Common Stock.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations set forth by the Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ or a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years,
(ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years or
(iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

In addition, if the Common Stock is not quoted on NASDAQ, or if the Company does not meet the other exceptions to the penny stock regulations cited above, trading in the Common Stock would be covered by Rule 15g-9 set forth under the Exchange Act for non-NASDAQ and non-national securities exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

If our Common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for our Stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell our Common Stock and thus the ability of purchasers of our Stock to sell their securities in the secondary market.


Potential for Dilution

In January 1998, we issued 4,500 shares of Series B Convertible Preferred Stock pursuant to a private offering of securities. Each share of Series B Stock is convertible into such number of shares of Common Stock as is determined by dividing the stated value ($1,000) of each share of Series B Stock (as such value is increased by an annual premium of 6%) by the then current conversion price of the Series B Stock. The conversion price is, generally, 85% of the average of the closing market price of the Common Stock during the five consecutive trading days immediately preceding the date of determination.

As of October 30, 1998, 875 shares of the Series B Stock had been converted into Common Stock resulting in 3,625 shares of Series B Stock remaining issued and outstanding. Assuming conversion on October 30, 1998, the remaining Series B Stock would be convertible into 4,768,868 shares of Common Stock at a conversion price of $.79688 per share. The actual number of shares issuable upon conversion may be less than or greater than this number at any given time, depending upon: (a) the market price of the Common Stock at the time of conversion and (b) the Company's ability to maintain its NASDAQ listing. In the event of a decrease in the trading price of the Common Stock, holders of the Series B Stock could convert their stock into more shares of Common Stock and holders of the Common Stock would experience commensurately greater dilution upon such conversion.
If the Common Stock is delisted from the NASDAQ, then the conversion price is reduced to 83% of the average of the closing market price of the Common Stock during the five consecutive trading days immediately preceding the date of determination resulting in greater dilution upon conversion.

Uncertainty of Market Development; Acceptance of Accent Color's
Products

The digital, high-speed printing market has traditionally relied mainly on black-on-white print. We can give no assurance that a market for high-speed, variable data color printing will develop or achieve significant growth. If such a market does not develop or achieve significant growth, our business, financial condition and results of operations would be materially adversely affected.

Our products are currently designed for the digital, high-speed production printing and production publishing market segments.
We can give no assurance that we will be successful in developing or marketing our existing or future products or that, if any such products achieve market acceptance, such acceptance will be sustained. We also plan to further enhance our products and are investing substantial capital and other resources in the development of such enhancements. We plan to devote substantial resources to improve technology in the area of higher resolution ink jet printing. We can give no assurance that our Truecolor Systems or enhancements will be a preferable alternative to existing products or that they will not be rendered obsolete or noncompetitive by products offered by other companies. Any quality, durability or reliability problems with our products, regardless of materiality, or any other actual or perceived problems with any Company products, could have a material adverse effect on market acceptance of such products. We can give no assurance that such problems or perceived problems will not arise or that, even in the absence of such problems, our products will achieve market acceptance. If we fail to achieve market acceptance for any of our products for any reason, our business, financial condition and results of operations could be materially adversely affected. In addition, the announcement by us or our OEM customers or competitors of new products and technologies could cause customers to defer purchases of our existing products, which could have a material adverse effect on our business, financial condition and results of operations.


Dependence on a Limited Number of Customers; Revenue
Concentration

We anticipate that sales of our Truecolor Systems and consumables to a limited number of customers will account for substantially all of our revenue. As of June 30, 1998, we had contracts with two customers, IBM and Groupe SET. Generally, our customers provide non-binding forecasts of future orders. We can give no assurance that these customers will purchase a significant volume of our products. If there were a substantial difference between forecast orders and actual orders by any one of our customers, or if our customers failed to purchase a significant volume of our products, our business, financial condition and results of operations could be materially adversely affected. We can give no assurance that our OEM customers, including IBM, Groupe SET, or other companies will not compete with us in the future.


Dependence on Third Party Marketing, Distribution and Support

A significant element of our marketing strategy is to form alliances with third parties for the marketing and distribution of our products. To this end, we are party to multi-year agreements with IBM and Groupe SET for the marketing, distribution and support of our products. Our contract with IBM, entered into in April 1996, is for an initial term of three years. Under the contract, IBM has the right to terminate its contract in certain circumstances, such as a material breach of the contract by Accent Color or our bankruptcy or insolvency. We can give no assurance that (i) we will be successful in maintaining such alliances or forming and maintaining other alliances, (ii) we will be able to satisfy our contractual obligations with our OEM customers or (iii) our OEM customers will devote adequate resources to market and distribute our products successfully. Any disruption in our relationships with IBM or Groupe SET, or any future customer, may have a material adverse effect on our business, financial condition or results of operations.

As a result of our relationships with our OEM customers, our ability to interact with end users of Truecolor Systems and observe their experience with our products may be limited. We also do not have control over the marketing, distribution and support efforts of our OEM customers. This may result in a delay by us in the recognition and correction of any problems experienced by the OEM customers or the end users. If we fail to respond to customer and end user preferences or experience with our products, or if our OEM customers fail to market and support our products successfully, our business, financial condition and results of operations could be materially adversely affected. In addition, our OEM customers will control the timing of the introduction of our products, including our existing products. Consequently, the timing of the introduction of our products may be delayed for reasons unrelated to our products and us. Delays in the introduction of our products could have a significant adverse effect on our business, financial condition and results of operations. Further, third party distribution provides us with less information regarding the amount of inventory that is in the process of distribution. This lack of information may reduce our ability to predict fluctuations in revenue resulting from a surplus or a shortage in our distribution channels and may contribute to volatility in our financial results, cash flow and inventory.


Dependence on Sole Source Supplier

We are dependent on Spectra, a wholly owned subsidiary of Markem, Inc., as our sole source supplier of ink jet printheads and the hot melt, wax-based inks used by Truecolor Systems. Spectra has agreed to supply us with ink jet printheads and wax-based inks under a supply agreement, subject to a number of conditions. Our reliance on Spectra involves several risks, including a potential inability to obtain an adequate supply of required printheads or inks, and reduced control over the quality, pricing and timing of delivery of these items. Because the production of printheads is specialized and requires long lead times, we can give no assurance that delays or shortages of printheads will not occur. To date, Spectra has only produced a limited number of ink jet printheads. Accordingly, we can give no assurance that Spectra will be able to provide a stable source of supply of these components. As we increase the production of Truecolor Systems, we will become more reliant upon Spectra's ability to manufacture and deliver ink jet printheads as required. Any interruption in our ability to obtain Spectra printheads could have a material adverse effect on our business, financial condition and results of operations. Further, with the support of Spectra, we are devoting substantial resources to improve technology in the areas of ink jet printhead width. We can give no assurance that, if such improvements are made, Spectra will be able to produce printheads embodying such improvements for us in sufficient quantities at an acceptable price, or at all. Any inability to incorporate such improvements or produce printheads embodying them could have a material adverse effect on our business, financial condition and results of operations.

Spectra, itself, is also reliant upon licenses granted to it by third parties. The Spectra agreement allows us, in certain instances, to utilize Spectra's technology to either manufacture wax-based inks or ink jet printheads or arrange for their manufacture by third parties utilizing such technology. We can give no assurance, however, that, if necessary, we would be able to manufacture ink jet printheads and wax-based inks ourselves or negotiate with third parties for the timely manufacture of such products on acceptable terms or at all. Furthermore, the use of Spectra's technology may require the consent of certain other licensors to Spectra, and we can give no assurance that we will be able to obtain any such consents on acceptable terms or at all.

Spectra has granted us the exclusive right to supply products including Spectra printheads in the worldwide market for printing color on the output from specified high-speed, black-on-white printers manufactured or marketed by Xerox, IBM, Oce and certain other manufacturers through December 31, 2002. We also hold an option to renew the contract for an additional seven years. To maintain such exclusive rights, we are required to (i) purchase a minimum number of ink jet printheads each year, (ii) continue to purchase our wax-based ink requirements from Spectra and (iii) make certain payments. We can give no assurance that we will be able to meet the minimum purchase requirements or make these payments. Any disruption in our relationship with Spectra, or in Spectra's relationship with its licensors, may have a material adverse effect on our business, financial condition and results of operations.


Dependence on Major Subcontractors and Suppliers

Accent Color relies on subcontractors and suppliers to manufacture sub-assemble and perform certain testing of some modules and parts of Truecolor Systems. Currently, our ink jet printheads are manufactured solely by Spectra. We currently perform the final assembly and testing of various Truecolor System components and of each complete Truecolor System. We plan to outsource the manufacture of major components and complete final assembly and testing of Truecolor Systems in house. The inability to develop relationships with, or the loss of, subcontractors or suppliers, or the failure of our subcontractors or suppliers to meet our price, quality, quantity and delivery requirements, could have a material adverse effect on our business, financial condition and results of operations.


Significant Fluctuations in Quarterly Results

Our quarterly operating results are likely to vary significantly in the future based upon a number of factors. Such factors include, but are not limited to, the following:

     - the volume, timing, delivery and acceptance of customer orders;
     - the introduction and market acceptance of new products offered by us and our OEM customers or competitors;
     - changes in our pricing policies or the pricing policies of our OEM customers or competitors;
     -    the level of product and price competition;
     -    the relative proportion of printer and consumables sales;
     - the timely availability of sufficient volume of sole source components;
     -    fluctuations in research and development expenditures;
     - the availability of financing arrangements for certain of our customers; and
     -    general economic conditions, as well as other factors.

In addition, because the purchase of a printing system and peripherals involves a significant capital commitment, the sales cycle for our products is susceptible to delays and lengthy acceptance procedures associated with large capital expenditures. Historically, there has existed seasonality in the purchase of major equipment such as our Truecolor Systems, with many companies experiencing higher sales in the fourth calendar quarter. We expect such seasonality to apply to the purchase of our systems. Furthermore, due to our high average sales price and low unit volume, a delay in the sale of, or the recognition of revenue from the sale of a few units could have a material adverse effect on our results of operations for a fiscal quarter.

A significant portion of our operating expenses is relatively fixed in the short term, and planned expenditures are based on sales forecasts. Sales forecasts by our customers are generally not binding. If revenue levels are below expectations, operating results may be disproportionately affected because only a small portion of our expenses vary with revenue in the short term, which could have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will experience or sustain any revenue growth or profitability.


Potential Need for Additional Funding for Operating and Capital
Requirements

Our currently anticipated levels of revenue and cash flow are subject to many uncertainties and cannot be assured. Further, our business plan may change, or unforeseen events may occur, requiring us to raise additional funds. The amount of funds that we will require depends on many factors. This includes the extent and timing of the sale of Truecolor Systems, the timing and cost associated with the expansion of our manufacturing, development and engineering, sales and marketing and customer support capabilities and our operating results. We can give no assurance that, if and when needed, additional financing will be available, or available on acceptable terms. If we are unable to obtain additional financing or generate sufficient cash from operations, we could be required to reduce or eliminate expenditures for (i) research and development, (ii) production or marketing of our products or (iii) curtail or discontinue operations. Any of these events could have a material adverse effect on our business, financial condition and results of operations.


Product Warranty; Limit on Prices for Spare Parts

We warrant our Truecolor Systems to be free of defects in workmanship and materials for 90 days from installation at the location of the end user. Furthermore, under the IBM Agreement, we have agreed to provide warranty parts for our products to IBM at prices which will yield a monthly parts cost per Truecolor System not to exceed a specified amount. We can give no assurance that we will not experience warranty claims or parts failure rates in excess of those which we have assumed in pricing our products and spare parts. Any such excess warranty claims or spare parts failure rates could have a material adverse effect our business, financial condition or results of operations. We currently have minimal experience with the volume or nature of warranty claims relating to our products.


Dependence on a Single Product Line

We anticipate that we will derive substantially all of our revenue in the foreseeable future from sales of Truecolor Systems, related consumables and spare parts. If we are unable to generate sufficient sales of Truecolor Systems due to market conditions, manufacturing difficulties or other reasons, we may not be able to continue our business. Similarly, if purchasers of Truecolor Systems were to purchase wax-based ink or spare parts from suppliers other than Accent Color then our business, results of operations and financial condition could be materially adversely affected. Dependence on a single product line makes us particularly vulnerable to the successful introduction of competitive products.


Rapid Technological Change Requires Ongoing Product Development
Efforts

The high-speed printer industry is characterized by evolving technology and changing market requirements. Our future success will depend on a number of factors, including our ability to continue to develop and manufacture new products and to enhance existing products. Consequently, we consider the enhancement of our products to be a development priority. In a new and evolving market, customer preferences can change rapidly and new technology could render existing technology and product inventory obsolete. If Accent Color fails to respond adequately to changes in our target market, to develop or acquire new technology or to successfully conform to market preferences, there could be a material adverse effect on our business, financial condition and results of operations. In addition, if Accent Color is unable to anticipate or respond adequately to competitive and technological changes, there could be a material adverse effect on our business, financial condition and results of operations.


Limited Protection of Proprietary Technology and Risks of
Third-party Claims

Our ability to compete effectively will depend, in part, on our ability to maintain the proprietary nature of our technology. We rely, in part, on proprietary technology, know-how and trade secrets related to certain aspects of our principal products and operations. We can give no assurance that others, including our OEM customers, may not independently develop the same or similar technology or obtain access to our proprietary technology. To protect our rights in these areas, we generally require our OEM customers, suppliers, employees and independent contractors to enter into nondisclosure agreements. We can give no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our products through nondisclosure agreements or other protection, our business could be materially adversely affected.

The U.S. Patent and Trademark Office has granted (i) patent number 5,602,624 related to our color printing apparatus, (ii) patent number 5,729,817 related to our paper path and the placement of print on a page and (iii) patent number 5,793,397 related to the mechanisms used in our spot color product to provide precision control of high speed paper webs. We have filed additional applications for patents related to certain enhancements of the Truecolor Systems and have European patent applications currently pending. We can give no assurance, however, as to the likelihood that the pending patent applications will be issued. Nor can we give any assurance that potential competitors, many of which may have substantially greater resources than Accent Color and may have made substantial investments in competing technologies, do not currently have or will not obtain patents that will prevent, limit or interfere with our ability to make, use or sell our products or will not intentionally infringe on our patents if and when issued. Moreover, we can give no assurance that Accent Color's technology does not conflict with existing enforceable patents. Although patents may be issued to us as a result of patent applications we have filed, our technology may fall within the scope of existing enforceable patents. We can give no assurance that the steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of our technology or independent development by others of similar technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the U.S. We can give no assurance that these protections will be adequate.

To the extent that wax-based inks and ink jet printheads purchased from Spectra are covered under patents or licenses, we rely on Spectra's rights under such patents and licenses and Spectra's willingness and ability to enforce its patents and maintain its licenses. We can give no assurance that Spectra will be willing or able to enforce its patents and maintain its licenses and any such unwillingness or inability could have a material adverse effect on our business, financial condition and results of operations.

Although we believe that our products and technology do not infringe any existing proprietary rights of others, we can give no assurance that third parties will not assert such claims against Accent Color in the future or that such future claims will not be successful. We could incur substantial costs and diversion of management resources with respect to the defense of any claims relating to proprietary rights, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products and services in the U.S. or abroad. Such a judgment could have a material adverse effect on our business, financial condition and results of operations. In the event a claim relating to proprietary technology or information is asserted against Accent Color, we may seek licenses to such intellectual property. We can give no assurance, however, that such a license could be obtained on commercially reasonable terms, if at all, or that the terms of any offered licenses will be acceptable to us. If we fail to obtain the necessary licenses or other rights, the sale, manufacture or distribution of our products could be precluded, which could have a material adverse effect on our business, financial condition and results of operations. The cost of responding to any such claim may be material, whether or not the assertion of such claim is valid.
Difficulties in Managing Rapid Growth

Since inception, Accent Color has experienced rapid growth, which has placed a significant strain on our (i) administrative, operational and financial personnel, (ii) management information systems, (iii) manufacturing operations and (iv) other resources. Our future development plans anticipate additional management, operating and financial resources. For example, we intend to significantly increase production capacity, create new marketing programs, hire additional personnel and develop further enhancements to our products. We can give no assurance that (i) we will be able to successfully implement our business strategy,
(ii) operations will generate sufficient cash flow, (iii) adequate financing will be available on acceptable terms to fund continuing growth or (iv) management will successfully manage continued growth. If we fail to manage growth effectively our business, financial condition and results of operations may be materially adversely affected.


Dependence on Key Personnel

The business of Accent Color is substantially dependent on the capabilities and services of a number of key technical and managerial personnel, including Richard J. Coburn, our Chairman, Charles E. Buchheit, our President and Chief Executive Officer, and Norman L. Milliard, our Vice Chairman and Chief Technology Officer. Mr. Coburn has an employment agreement with the Company, which has a term that expires at the end of 1998; Mr. Buchheit has a three-year employment agreement with Accent Color that expires in April 2001; and Mr. Milliard has a three-year contract with Accent Color that expires in June 2001. Messrs. Coburn, Buchheit and Milliard may terminate their employment relationship with the Company at any time with no penalty other than the loss of future compensation. The loss of the services of Messrs. Coburn, Buchheit, or Milliard or other key personnel could have a material adverse effect upon the business of Accent Color. We currently have keyman life insurance on Messrs. Coburn and Milliard in the amount of $1,000,000 each. We can give no assurance, however, that we will continue such insurance coverage or that such amount is sufficient. Our future success will further depend on our ability to retain key personnel and attract qualified personnel. Competition for qualified personnel is intense, and we can give no assurance that we will be successful in hiring or retaining them. If Accent Color is unable to retain key personnel or attract qualified personnel, our business, financial condition and results of operations may be materially adversely affected.


Competition

We expect to encounter varying degrees of competition in the markets in which we compete. We compete, in significant part, on the basis of advanced proprietary technology in the areas of paper handling, ink jet color printing and interface software which allows our products to print variable data, in multiple standard and custom colors at high speeds.

Competition to supply color printing is fragmented. The Xerox 4890 (a similar product is also marketed by Xerox as the DocuTech 390HC) is a spot color printer, which prints in black and one color per job (out of a limited palette). It is capable of printing 92 pages per minute but does not offer custom colors. BESTE Bunch Systems markets a color-offset press used as a downstream add-on to an Oce or IBM high-speed, black-on-white printer. While providing color logos and fixed data, it does not offer variable data, requires longer time to set up, and is more labor intensive. It also requires additional processes of negative production and plate making. There are production full process color printers available which have relatively high per page print costs and operate at much lower speeds than those required by typical production printing, making them impractical for high-speed print jobs. However, many of the companies that may compete with us in the future have longer operating histories and significantly greater financial, technical, sales, marketing and other resources, as well as greater name recognition than Accent Color.

In addition to direct competition from other firms utilizing high-speed color technologies, potential direct competition exists from firms improving technologies used in low-speed to medium-speed color printers and indirect competition exists from firms producing pre-printed forms.

Other companies could introduce products or product improvements based on new technologies with little or no advance notice. Manufacturers of high-speed, black-on-white printers may also, in time, develop comparable or more effective color capability within their own products, which may render our products obsolete. We can give no assurance that we will be able to compete against future competitors successfully or that competitive pressures faced by us will not have a material adverse effect upon our business, financial condition and results of operations.


Risks Associated with International Operations

We intend to have our products marketed worldwide and therefore may enter into contracts with foreign companies. International sales are subject to certain inherent risks, including unexpected changes in regulatory requirements, tariffs and other trade barriers, fluctuations in exchange rates, credit risks, government controls, political instability, longer payment cycles, increased difficulties in collecting accounts receivable and potentially adverse tax consequences. We can give no assurance that these factors will not have a material adverse effect on our business, financial condition and results of operations.


Risks Associated with Year 2000

The Year 2000 date issue arises from the fact that many computer programs use only two digits to identify a year in a date field. We have reviewed our products and key financial operations systems, and where required, have developed plans to ensure that our products and computer systems continue to function properly. If we fail to develop the necessary plans for the computer systems to continue to function properly, our business, financial condition and results of operations may be materially adversely affected. The Year 2000 date issue could also adversely impact our financial condition and results of operations if our suppliers, customers and other businesses fail to address this issue successfully. We continue to assess these risks in order to reduce the impact on our financial condition and results of operations.


Dividends

We have not declared or paid dividends on our Common Stock in the past and do not anticipate declaring or paying any dividends in the foreseeable future.


Environmental Regulation

We are subject to regulation under various federal, state and local laws relating to the environment and to employee safety and health. These environmental regulations relate to the generation, storage, transportation, disposal and emission of various substances into the environment. We cannot predict the environmental legislation or regulations that may be enacted in the future or how existing or future laws or regulations will be administered or interpreted. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of the regulatory agencies or stricter interpretation of existing laws, may require additional expenditures by us, some or all of which may be material.


Potential Adverse Impact of Anti-takeover Provisions on Market
Price of Shares

Our Restated Certificate of Incorporation contains provisions that could discourage a proxy contest or make more difficult the acquisition of a substantial block of our Common Stock. The Restated Certificate of Incorporation provides for a classified Board of Directors, and members of the Board of Directors may be removed only upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of Accent Color issued and outstanding and entitled to vote. In addition, the Board of Directors is authorized to issue shares of Common Stock and Preferred Stock which, if issued, could dilute and adversely affect various rights of the holders of shares of Common Stock and, in addition, could be used to discourage an unsolicited attempt to acquire control of the Company.

We are subject to the Connecticut Business Corporation Act (the "Connecticut Act"), some provisions of which prohibit a publicly held Connecticut corporation from engaging in a "business combination" (including the issuance of equity securities which have an aggregate market value of 5% or more of the total market value of the outstanding shares of the Company) with an "interested shareholder" (as defined in the Connecticut Act) for a period of five years from the date of the shareholder's purchase of stock unless approved in a prescribed manner. The application of this statute could prevent a change of control of the Company. Generally, approval is required by the Board of Directors and by a majority of the non-employee directors of Accent Color and by 80% of the outstanding voting shares and two-thirds of the voting power of the outstanding shares of the voting stock other than shares held by the interested shareholder. We can give no assurance that these provisions will not prevent us from entering into a business combination that otherwise would be beneficial to the Company.


Common Stock Eligible for Future Sale

Future sales of shares of Common Stock by existing stockholders under Rule 144 of the Securities Act of 1933 or through (i) the exercise of outstanding registration rights, (ii) the issuance of shares of Common Stock upon conversion of the Series B Stock,
(iii) the exercise of the Warrants or (iv) the exercise of options or other warrants to purchase Common Stock could materially adversely affect the market price of the Common Stock and could materially impair our future ability to raise capital through an offering of equity securities. A substantial number of shares of Common Stock are available for sale under Rule 144 in the public market and no predictions can be made as to the effect, if any, that market sales of such shares or the availability of such shares for future sale will have on the prevailing market price of the Common Stock.


                         USE OF PROCEEDS

All net proceeds from the sale of Common Stock under this Prospectus will go to the shareholders who offer and sell their shares. Accordingly, the Company will not receive any proceeds from such sales.


                      SELLING SHAREHOLDERS

Under various registration rights agreements entered into with the selling shareholders, we agreed to register the Common Stock issuable to the selling shareholders upon the exercise of the warrants they hold. Our registration of the Common Stock does not necessarily mean that the selling shareholders will sell all or any of their shares.

     The following table shows:
          (i)  the name of the selling shareholders;
          (ii) the number of shares of Common Stock beneficially owned by the selling shareholders;
          (iii) the aggregate number of shares of Common Stock to be sold by each shareholder from time to time under this Prospectus; and
          (iv) the number of shares beneficially owned after the sale of all of the shares offered under this Prospectus.


                  Shares           Shares to be   Shares
                  Beneficially     Sold           Beneficially
Name of Selling   Owned Prior      in the         Owned After
Shareholder       to the Offering  Offering       the Offering (1)
---------------   --------------   -------------  --------------
International
Business Machines
Corporation       500,000          500,000             0

Richard Hodgson    28,750            3,750          25,000

Arthur S. DeMoss
Foundation          7,500            7,500             0

(1) Assumes that all of the shares held by the selling shareholders and being offered under this Prospectus are sold and that the selling shareholders acquire no additional shares of Common Stock before the completion of this offering.


                      PLAN OF DISTRIBUTION

Upon the exercise of their Common Stock Warrants, the selling shareholders may offer their shares of Common Stock at various times in one or more of the following transactions:

     - ordinary brokers transactions, which may include long or short sales;
     -    transactions involving cross or block trades on the Nasdaq
       National Market;
     - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own account pursuant to this Prospectus;
     - through market makers or in ways not involving market makers or established trading markets;
     -    through transactions in options, swaps or other derivatives;
     - through hedging or option transactions or with broker-dealers; or
     -    in a combination of any of the above transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

The selling shareholders may use broker-dealers to sell their shares. If this happens, broker-dealers may receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares for whom they acted as agents. Usual and customary brokerage fees may be paid by the selling shareholders. The Company does not have knowledge of any existing arrangements between any selling shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of Common Stock.

We can give no assurance that the selling shareholders will sell any or all of the shares of Common Stock offered by them pursuant to this Prospectus.


                          LEGAL MATTERS

Our legal counsel, Murtha, Cullina, Richter and Pinney LLP, has rendered an opinion to the effect that the Common Stock offered for resale pursuant to this Prospectus is duly and validly issued, fully paid and non-assessable. Willard F. Pinney, Jr., a partner in such firm, is a stockholder of Accent Color as well as Corporate Secretary and a Director.


                             EXPERTS

The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                        MATERIAL CHANGES

On September 21, 1998, in an effort to retain key personnel, the Board of Directors approved an option modification for all active employees and directors of Accent Color Sciences, Inc. Pursuant to this modification, Accent Color re-priced those options elected by employees and directors, all of which were outstanding under the 1995 Stock Incentive Plan, to an exercise price of $1.00 per share, the fair market value of the Common Stock as of September 29, 1998. In return for a lower exercise price, the vesting period for such options was extended for one year. The weighted average exercise price of all options outstanding was reduced from $2.90 per share at August 31, 1998 to $1.26 per share after the re-pricing.

As of September 30, 1998, we were not in compliance with the net tangible asset requirement for continued listing on the Nasdaq National Market. We are reviewing various strategies to increase our net tangible assets and restore compliance with this requirement. If our Common Stock cannot remain listed on the Nasdaq National Market, we would seek to have it listed on the Nasdaq Small Capitalization Market, although we can give no assurance that this will occur.




No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.


-----------------------------------------------------------------------



TABLE OF CONTENTS

                                              Page
Where You Can Find More Information ............2

The Company ....................................3

Risk Factors ...................................3

Use of Proceeds ...............................16

Selling Shareholders ..........................16

Plan of Distribution ..........................17

Legal Matters .................................17

Experts .......................................17

Material Changes ..............................18



----------------------------------------------------------------------------

                        [Graphic Omitted]

                   Accent Color Sciences, Inc.
                         511,250 Shares

                          COMMON STOCK
                     no par value per share

      (Issuable upon the exercise of Common Stock Warrants)





                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the Company in connection with the offering described in this Registration Statement:

Securities and Exchange Commission Registration Fee. $   150.82
Legal Fees and Expenses ............................ $ 5,000.00*
Accounting Fees and Expenses ....................... $ 3,000.00*
                                                    ------------
          Total Expenses ........................    $ 8,150.82
                                                    ============

--------------------
* Estimated.

The Company is to pay all reasonable legal and accounting fees and filing and registration fees applicable to this Registration
Statement. The selling shareholder is to pay all commissions, transfer taxes and those fees and expenses of counsel as retained by the selling shareholder.


Item 15.  Indemnification of Directors and Officers.

The Company is a Connecticut corporation. Sections 33-770 through 33-778 of the Connecticut Act provide that, unless limited by its certificate of incorporation, a corporation shall indemnify any director or officer of the corporation against reasonable expenses incurred by him in connection with any action, suit or proceeding in which he is made or is threatened to be made a party by reason of having been a director or officer of the corporation if he was wholly successful in the action, on the merits or otherwise.

In addition, such sections of the Connecticut Act allow a corporation by action of the Board of Directors to indemnify an individual made a party to a proceeding because he was a director or officer of the corporation if: (1) he conducted himself in good faith, and (2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, his conduct was in the best interests of the corporation and (B) in all other cases, that his conduct was at least not opposed to the best interests of the corporation and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 33-771 also provides, however, that a corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or (2) in connection with any other proceeding charging improper personal benefit to the director or officer in which he was adjudged liable on the basis that personal benefit was improperly received by him, whether or not the action involved was taken in his official capacity.

The Restated Certificate of Incorporation of the Company includes a provision limiting the personal liability of a director to the Company or its shareholders for monetary damages for breach of duty as a director, to an amount equal to the amount of compensation received by the Director for serving the Company during the calendar year in which the violation occurred, subject to a number of exceptions, including violations involving a knowing and culpable violation of law, a breach of duty which enables a director or an associate to receive an improper personal gain, conduct showing a lack of good faith and conscious disregard of duty to the Company, a sustained and unexcused pattern of inattention, or the approval of an illegal distribution of assets of the Company to its shareholders. An associate of a director, in terms of improper personal gains, is defined as (A) any corporation or organization of which a Company director is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of voting stock, (B) any trust or other estate in which a Company director has at least ten percent beneficial interest or as to which a Company director serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of a Company director, or any relative of such spouse who has the same name as the Company director. In addition, the Company also maintains a directors' and officers' insurance and reimbursement policy.


Item 16.  Exhibits.

3 (i)     Restated Certificate of Incorporation of the
          Registrant *
3 (ii)    Bylaws of the Registrant, as amended **
5         Opinion of Murtha, Cullina, Richter and Pinney LLP
23 (i)    Consent of Murtha, Cullina, Richter and Pinney LLP
          (included in the opinion under Exhibit 5)
23 (ii)   Consent of PricewaterhouseCoopers LLP
24        Power of Attorney pursuant to which this Registration
          Statement is signed by certain Directors

* incorporated by reference to Exhibit 3(ii) filed in connection with the Current Report on Form 8-K dated January 9, 1998 and filed with the Commission

** incorporated by reference to Exhibit 3(ii) filed in connection with the Registration Statement on Form S-3 and filed with the Commission on December 30, 1997, as amended (file no.
333-43467)


Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to Section 13 or
Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, to the extent that the information required to be included in the post-effective amendment is not contained in periodic reports filed by the Company with or furnished to the SEC pursuant to Section 13 or Section 15(d)of the Securities Exchange Act of 1934 and incorporated by reference herein; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford, State of Connecticut on this 4th day of November 1998.

                                   ACCENT COLOR SCIENCES, INC.

                                   By: /s/ Charles E. Buchheit
                                     ---------------------------
                                   Title: President, Chief
                                   Executive Officer and
                                   Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature           Title               Date

                         President,
                         Chief Executive
/s/ Charles E. Buchheit  Officer (Principal  November 4, 1998
-----------------------  Executive (Officer)
Charles E. Buchheit      and Director

                         Chief Financial
/s/ Patrick J. Pedonti   Officer and         November 4, 1998
-----------------------  Treasurer (Principal
Patrick J. Pedonti       Financial and Accounting
                         Officer)

        *                Director -          November 4, 1998
----------------------
Richard J. Coburn

        *                Director -
----------------------
Joseph T. Brophy

        *                Director -
----------------------
Richard Hodgson

        *                Director -
----------------------
Willard F. Pinney, Jr.

         *               Director -
----------------------
Robert H. Steele


----------------------                        November 4, 1998
Charles E. Buchheit,
Attorney-in-Fact
* Signature by Attorney-in-Fact




                          EXHIBIT INDEX

Exhibit No.       Description                         Page No.
----------       -------------------                 ----------
3 (i)          Restated Certificate of Incorporation of the
               Registrant *

3 (ii)         Bylaws of the Registrant, as amended **

5              Opinion of Murtha, Cullina, Richter and Pinney
               LLP

23 (i)         Consent of Murtha, Cullina, Richter and Pinney,
               LLP (included in the opinion under Exhibit 5)

23 (ii)        Consent of PricewaterhouseCoopers LLP

24 Power of Attorney pursuant to which this Registration Statement is signed by Certain
               Directors

* incorporated by reference to Exhibit 3(ii) filed in connection with the Current Report on Form 8-K dated January 9, 1998 and filed with the Commission

** incorporated by reference to Exhibit 3(ii) filed in connection with the Registration Statement on Form S-3 and filed with the Commission on December 30, 1997, as amended (file no.
333-43467)